Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE

Media Contact Information:	Investor Relations Contacts:
Kim Doran	Chuck Coppa, CFO
Quixote Group	American Power Group Corporation
336-413-1872	781-224-2411
kdoran@quixotegroup.com	ccoppa@americanpowergroupinc.com

Mike Porter
Porter, LeVay, & Rose, Inc.
212-564-4700
mike@plrinvest.com

American Power Group Announces Completion of a $2.5 Million Private Placement With Several Existing Shareholders and Investors Affiliated With Members of its Board of Directors
-Will Help Accelerate Key EPA/CARB Approvals, Fueled By Flare™ and International Expansion Initiatives
Lynnfield, MA - June 4, 2015 - American Power Group Corporation (OTCQB: APGI) today announced the completion of a private placement of approximately $2.5 million of Subordinated Contingent Convertible Promissory Notes (“Notes”) with several existing shareholders and investors affiliated with members of its Board of Directors.
The unsecured Notes bear simple interest at the rate of 10% per annum and will become due and payable on November 30, 2015. The principal amount of the Notes, together with all accrued but unpaid interest thereon, will automatically be convertible into shares of Series C Convertible Preferred Stock at a conversion price of $10,000 per share, immediately upon the effectiveness of the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock with the Secretary of State of Delaware. Each share of Series C Convertible Preferred Stock will be convertible to our common stock at a conversion price of $0.20 per share. Upon the conversion of the Notes into shares of Series C Preferred Stock, we will issue to each investor a five-year warrant to purchase a number of shares of common stock equal to the number of shares issuable upon conversion of the Series C Preferred Stock, exercisable at $0.20 per share. We have agreed, however, not to file the Certificate of Designation until certain conditions are met, the details of which and other details of the transaction will be set forth in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission today.
Chuck Coppa, American Power Group’s CFO stated, “We cannot be more pleased with the fact that several large shareholders, including several investors affiliated with members of our Board of Directors, have invested an additional $2.5 million on top of their over $9 million investment to-date in APG. We believe it speaks volumes to the level of support and confidence these individuals have in APG, our management team and strategic business plan. This capital will allow us to complete the remaining key approvals needed in the United States, Canada, and Latin America, support our Fueled By Flare™ initiative in the Bakken of North Dakota as well as evaluate several new markets which we believe represent significant near term opportunities”.
Matthew Van Steenwyk, managing director of Longbow Technology Ventures and a principal of Arrow, LLC, the lead investor, stated, "We are strong believers in the long term economic and environmental benefits of domestically abundant natural gas and believe federal, state and local emission regulations as well as miles-per-diesel-gallon

American Power Group Corporation Press Release
June 4, 2015________________ ________ _____________________ _____________

requirements will only get tougher over the coming months and years. We see a significant opportunity for APG to be at the forefront of providing a proven and cost effective solution for diesel engine operators as well as regulators to address these tightening requirements. We believe that APG provides the best dual fuel conversion technology, at the lowest total cost of ownership available in the market which is why we have increased our investment in APG by an additional $1.5 million.”
Jamie Weston, an APG board member and managing director of Spring Mountain Capital, LLC (“SMC”), APG’s largest investor, speaking on behalf of SMC as well as fellow board member, Neil Braverman of Associated Private Equity, LP, (“APE”) another large investor in APG, stated, “Today’s announcement of SMC and APE’s collective additional investment of $750,000 on top of our existing $6 million underscores our continued confidence in APG’s management team and business plan, despite the recent softness in oil prices.  Our continued support will allow management the flexibility to pursue various avenues of growth which we believe will strengthen their already market leadership position in dual fuel conversion technology.”
About American Power Group Corporation
American Power Group’s alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented Turbocharged Natural Gas® conversion technology for vehicular, stationary and off-road mobile diesel engines. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and liquefied natural gas; (2) diesel fuel and compressed natural gas; (3) diesel fuel and pipeline or well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 75% of the normal diesel fuel consumption with the average displacement ranging from 40% to 65%. The energized fuel balance is maintained with a proprietary read-only electronic controller system ensuring the engines operate at original equipment manufacturers’ specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications require no engine modifications unlike the more expensive invasive fuel-injected systems in the market. See additional information at: www.americanpowergroupinc.com.
Caution Regarding Forward-Looking Statements and Opinions
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, the fact that, if the conversion conditions are not satisfied, the Subordinated Contingent Convertible Promissory Notes will not automatically convert into equity securities and we may be required to repay the principal and interest thereon, our dual fuel conversion business has lost money in the last six consecutive fiscal years, the risk that we may require additional financing to grow our business, the fact that we rely on third parties to manufacture, distribute and install our products, we may encounter difficulties or delays in developing or introducing new products and keeping them on the market, we may encounter lack of product demand and market acceptance for current and future products, we may encounter adverse events economic conditions, we operate in a competitive market and may experience pricing and other competitive pressures, we are dependent on governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the risk that we may not be able to protect our intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, the fact that our stock is thinly traded and our stock price may be volatile, the fact that we have preferred stock outstanding with substantial preferences over our common stock, the fact that the conversion of the preferred stock and the exercise of stock options and warrants will cause dilution to our shareholders, the fact that we incur substantial costs to operate as a public reporting company and other factors that are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 30, 2014 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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